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                                                             Exhibit 10(iii)A(d)





                                   APPENDIX C




C.1.     Eligible Individual:       J. Robert Hipps

C.2.     Effective Date:            May 31, 1996

C.3.     Special Provisions:        The following special provisions shall apply
to the Eligible Individual's participation in the Plan.

     (a) As of the Effective Date, the Eligible Individual shall have his benefits determined as if he had ten (10) years of Credited Service for benefit accrual and vesting purposes under the Plan.

     (b) As of the Effective Date, the Eligible Individual shall be treated as if he had fifteen (15) years of service for purposes of qualifying for an Early Retirement Accrual Pension under Section 3.3 of the Plan, but only for purposes of qualifying for such benefit.